July 6, 2006

Mr. Steve Jacobs
Accounting Branch Chief
United States Security & Exchange Commission
Washington, D.C. 20549
Mail Stop 4561

Re: File No.: 0-49767

Dear Mr. Jacobs:

We have read Item 4.02 of Form 8-K of MLM Index Fund (File No. 0-49767 dated June 29, 2006 and we agree with the statements concerning our Firm contained therein.

Sincerely,

GRANT THORNTON,LLP

60 Broad Street
New York, NY  10004
T 212.422.1000
F 212.422.0144
W www.grantthorton.com

Grant Thorton LLP
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